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Exhibit 23.5

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" included in the Pre-Effective Amendment No. 2 to the Registration Statement (No. 333-169345) of Behringer Harvard Opportunity REIT II, Inc. on Form S-11 and to the incorporation by reference therein of our report dated December 21, 2010, with respect to the financial statements of Waipouli Holdings, LLC included in Behringer Harvard Opportunity REIT II, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 5, 2011.

/s/ Ernst & Young LLP

Nashville, Tennessee
June 8, 2011

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  Exhibit 23.5
Consent of Independent Auditors